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Exhibit 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-93900, Registration Statement File No. 333-2592, Registration Statement File No. 333-2594, Registration Statement File No. 333-22473, Registration Statement File No. 333-56309, Registration Statement File No. 333-67987, Registration Statement File No. 333-73027, Registration Statement File No. 333-82097, Registration Statement File No. 333-33728 and Registration Statement File No. 333-49804.

ARTHUR ANDERSEN LLP

Omaha, Nebraska,

December 26, 2000

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